Exhibit 99.2
Q2 ‘22EARNINGS RESULTS

2Forward-Looking Statements and Other MattersThis presentation may contain forward-looking statements. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements can be identified by the use of words such as “illustrative”, “representative”, “expect”, “plan”, “will”, “estimate”, “project”, “intend”, “believe”, and other similar expressions that do not relate to historical matters. These forward-looking statements reflect the Company’s current views about future events, and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the war in Ukraine and escalating geopolitical tensions as a result of Russia’s invasion of Ukraine, the effect of the COVID-19 pandemic on our business and growth prospects and on our tenants’ business; market demand for ground lease capital; the Company’s abilityto source new ground lease investments; the availability of funds to complete new ground lease investments; risks that the rent adjustment clausesinthe Company's leases will not adequately keep up with changes in market value and inflation; risks associated with certain tenant and industry concentrations in our portfolio; conflicts of interest and other risks associated with the Company's external management structure and its relationships with iStar and other significant investors; risks associated with using debt to fund the Company’s business activities (including changes in interest rates and/or credit spreads, the ability to source financing at rates below the capitalization rates of our assets, and refinancing and interest rate risks); risks that tenant rights in certain of our ground leases will limit or eliminate the Owned Residual Portfolio realizations from such properties; general risks affectingthe real estate industry and local real estate markets (including, without limitation, the potential inability to enter into or renew ground leases at favorable rates, including with respect to contractual rate increases or participating rent); dependence on the creditworthiness of our tenants and their financial condition and operating performance; competition from other ground lease investors and risks associated with our failure to qualify for taxation as aREIT under the Internal Revenue Code of 1986, as amended. Please refer to the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and any subsequent reports filed with the Securities and Exchange Commission (SEC) for further discussion of these and other investment considerations. The Company expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.This presentation also contains modeling and information relating to potential inflation, which are presented for illustrative purposes only, and are not guarantees or otherwise necessarily indicative of future performance. In addition, this presentation contains certain figures, projections and calculations based in part on management’s underlying assumptions. Management believes these assumptions are reasonable; however, other reasonable assumptions could provide differing outputs.Important Note re COVID-19: Readers of this presentation are cautioned that, due to the possibility that the COVID-19 pandemic will have a delayed adverse impact on our financial results, along with the uncertainty created by the pandemic, our results for the period may not be indicative of future results. Similarly, our Rent Coverage and Unrealized Capital Appreciation as of June 30, 2022 may to decline with respect to certain properties in future periods due to the continuing impact of the pandemic and the fact that certain metrics that we report and monitor may not reflect the full effects of the pandemic as of their dates of determination. Readers are urged to read our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 when it is filed with the SEC for a more fulsome discussion of our quarterly results, including the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section included therein. Note: Please refer to the Glossary at the end of this presentation for a list of defined terms and metrics.Investor Relations ContactJason Fooks212.930.9400investors@safeholdinc.com

3Safehold / iStar TransactionOn August 3, 2022, iStar filed an amendment to its Form 13D and noted that a special committee of the Board of Directors of iStar and a special committee of the Board of Directors of Safehold are in advanced discussions with respect to a potential strategic corporate transaction and are proceeding to negotiate definitive transaction agreements. No definitive agreements with respect to the potential transaction have been executed, and there can be no assurance that definitive agreements will be executed. iStar does not intend to provide further information as to developments, if any, in the parties' discussions until definitive transaction agreements are executed, or as may otherwise be required by law or determined in its discretion.

Q2 '22 Highlights

Strong Earnings	Robust Investments	Capital for Growth
32% Quarterly Y/Y EPS Growth	**$381m** New Ground Lease Investments[1]	**$150m** 30-Year Stairstep Unsecured Debt Raised
47% Quarterly Y/Y Revenue Growth	**$543m** Net UCA Growth	**$930m** Cash & Credit Facility Availability[2]

Note: Please see "Unrealized Capital Appreciation Details" in the Appendix for more information.
(1) Investments in Q2 '22 include $43m of new forward commitments that have not yet been funded. There can be no assurance that Safehold will complete these transactions.
(2) Based on cash & cash equivalents and the unused capacity of the new unsecured revolving credit facility as of 6/30/22, which may be fully drawn, subject to certain conditions.

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Investment Activity

Quarterly Activity

$381m
Originations[1]

$338m Funded | $43m Unfunded

$375m
Fundings

$338m New Investments | $37m Funding Prior Investments

Origination Metrics

- 7 ground lease transactions
- 5 property types (office, life science, multifamily, hotel and mixed use)
- 4 markets
- 5 new clients
- 5.7% w.a. Inflation Adjusted Yield[2]
  - 5.5% with 0% inflation
- 38% w.a. GLTV[3]
- 4.6x w.a. Rent Coverage[3]

Note: Please see the "Important Note re COVID-19" in the front of this presentation for a statement about metrics this quarter. Refer to Appendix for Portfolio Reconciliation and Glossary for more details.
(1) Investments in Q2 '22 include $43m of new forward commitments that have not yet been funded (such funding commitments are subject to certain conditions). There can be no assurance that Safehold will complete these transactions.
(2) Safehold™ originated ground leases typically include a periodic rent increase based on prior years cumulative CPI growth with the initial lookback year generally starting between lease year 11 and 21. These CPI lookbacks are generally capped between 3.0% - 3.5% per annum compounded. In the event cumulative inflation growth for the lookback period exceeds the cap, the excess is not captured by the CPI lookback. Other forms of inflation capture include fair market value resets and percentage rent, typically for acquired ground leases. 82% of our investments this quarter as determined by cash rent has some form of a CPI lookback. Assumes current FRED 30-yr Breakeven Inflation Rate of 2.22% annually. (Federal Reserve Bank of St. Louis, 30-year Breakeven Inflation Rate, retrieved from FRED, Federal Reserve Bank of St. Louis; https://fred.stlouisfed.org/series/T30YIEM, August 2, 2022)
(3) The Company uses estimates of the stabilized Property NOI if it does not receive current tenant information or if the properties are under construction/in transition. These estimates are based on leasing activity at the property, third party appraisals and available market information, such as leasing activity at comparable properties in the relevant market.

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6 $0.3b$0.7b$1.1b$2.9b$3.6b$5.9bIPO(6/22/2017)Q2 '18Q2 '19Q2 '20Q2 '21Q2 '22Note: Please see the “Important Note re COVID-19” in the front of this presentation for a statement about metrics this quarter. Pictures of properties that are currently under development are presented as renderings. (1) The portfolio is presented using Aggregate Gross Book Value. As of 6/30/22, the portfolio included $316m of forward commitments that have not yet been funded (such funding commitments are subject to certain conditions). There can be no assurance Safehold will complete these transactions.Portfolio Growth 17xGrowth Since IPO(1) Q2’22 Investments

7 Geographic Breakdown(Current Portfolio Gross Book Value $5,542m) Detroit Milwaukee Central3% Minneapolis Nashville West25% Southwest6% Southeast11% Northeast40% Mid-Atlantic15% Washington, D.C. Philadelphia Atlanta Raleigh-Durham Orlando Tampa Miami Sarasota Austin Dallas San Antonio Los Angeles San Francisco San Jose Portland Seattle Honolulu Salt Lake City New York Phoenix San Diego Denver Jacksonville Houston Chicago Boston Sacramento Baltimore

Earnings Results

	Quarterly Results			Year-To-Date Results		
	Q2 '22	Q2 '21	Y/Y Growth	YTD '22	YTD '21	Y/Y Growth
Revenue	$64.9m	$44.2m	+47%	$125.2m	$87.7m	+43%
Net Income Attributable to Safehold Inc. common shareholders	$22.7m	$14.7m	+54%	$47.6m	$31.6m	+50%
Earnings Per Share	$0.37	$0.28	+32%	$0.79	$0.59	+33%

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9Portfolio Metrics(Current Portfolio Gross Book Value: $5,542m)Note: Please see the “Important Note re COVID-19” in the front of this presentation for a statement about metrics this quarter. (1) The Company uses estimates of the stabilized Property NOI if it does not receive current tenant information or if the properties are under construction/in transition. These estimates are based on leasing activity at the property, third party appraisals and available market information, such as leasing activity at comparable properties in the relevant market. Lease Term Property Type W.A. Rent Coverage3.8x W.A. GLTV40% Credit Metrics(1) >60 yrs94%<20 yrs4%20-60 yrs2%Lease Term Remaining w/ Ext.(W.A. 92 Years) Office46%Multifamily33%Hotel13%Life Science5%Mixed Use & Other3%Underlying Property

Inflation Captured Cash Flows

(Current Portfolio Gross Book Value: $5,542m)

CPI Lookbacks continue periodically through the life of the lease, which can provide meaningful inflation capture that is significantly better than the long-term fixed-rate bonds we benchmark against.[1]

In-Place with 0% Inflation

Annualized Cash Yield

3.3%

($178m Annualized In-Place Cash Rent)

Annualized Yield

5.1%

($282m Annualized In-Place Net Rent)

Including Contractual Inflation Capture

2.0% Inflation

5.5%

Inflation Adjusted Yield

2.22% Inflation

5.6%

Inflation Adjusted Yield

Current FRED Breakeven Inflation Rate [2]

3.0% Inflation

6.1%

Inflation Adjusted Yield

Note: Refer to the Glossary in the Appendix for yield calculations and additional details.

[1] Safehold™ originated ground leases typically include a periodic rent increase based on prior years cumulative CPI growth with the initial lookback year generally starting between lease year 11 and 21. These CPI lookbacks are generally capped between 3.0% - 3.5% per annum compounded. In the event cumulative inflation growth for the lookback period exceeds the cap, the excess is not captured by the CPI lookback. Other forms of inflation capture include fair market value resets and percentage rent, typically for acquired ground leases. 83% of our portfolio as determined by cash rent has some form of a CPI lookback and 95% of our portfolio as determined by cash rent has some form of inflation capture.

[2] Federal Reserve Bank of St. Louis, 30-year Breakeven Inflation Rate, retrieved from FRED, Federal Reserve Bank of St. Louis; https://fred.stlouisfed.org/series/T30YIEM, August 2, 2022.

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Capital Structure

Debt Overview


Non-Recourse
Secured
$1,498m
Total
$3.6b
Pro-Rata Held by JVs
$272m
Unsecured Notes
$1,375m
Unsecured Revolver
$445m
($905m remaining capacity)

24 year w.a. maturity[1]

Debt and Liquidity Metrics	Q2 '22
Total debt	$3,590m
Total book equity	$2,037m
Equity market cap[2]	$2,541m
Total debt / book equity	**1.8x**
Total debt / equity market cap	**1.4x**
Unencumbered assets	$3,017m
Cash & credit facility availability	$930m

Capital Updates

$150m

Closed and funded 5.15% unsecured notes with stairstep coupon; accrued principal due 2052

Years	Cash Rate
1-10	2.50%
11-20	3.75%
21-30	5.15%

Credit Ratings

Baa1

Moody's
(Stable Outlook)

BBB+

Fitch
(Stable Outlook)

Interest Rates and Spreads[1]	Q2 '22
Portfolio Annualized Yield	5.1%
Effective Interest Rate	3.7%
Effective spread	**134 bps**
Portfolio Inflation Adjusted Yield [3]	5.6%
Effective Interest Rate	3.7%
Effective spread	**192 bps**
Portfolio Annualized Cash Yield	3.3%
Cash Interest Rate	3.2%
Cash spread	**12 bps**

(1) Excludes outstanding borrowings under the Company's unsecured revolving credit facility.
(2) Based on SAFE closing share price of $40.95 on August 2, 2022.
(3) Assumes current FRED 30-yr Breakeven Inflation Rate of 2.22%. Federal Reserve Bank of St. Louis, 30-year Breakeven Inflation Rate, retrieved from FRED, Federal Reserve Bank of St. Louis; https://fred.stlouisfed.org/series/T30YIEM, August 2, 2022. 5.1% without inflation adjustment.

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Estimated Unrealized Capital Appreciation



86%
CAGR
Since IPO
+$543m
in Q2 '22
$0.4b
$1.4b
$2.2b
$5.2b
$6.0b
$9.9b
IPO
Q2 '18
Q2 '19
Q2 '20
Q2 '21
Q2 '22

Total Square Feet: 32.3m[1]

Office
13.1m
Sq. Ft.

Multifamily
14.0m
Sq. Ft.
(15.2k Units)

Hotel
3.8m
Sq. Ft.
(5.1k Keys)

Life Science
0.7m
Sq. Ft.

Mixed Use & Other
0.7m
Sq. Ft.

Note: Please see the "Important Note re COVID-19" in the front of this presentation for a statement about metrics this quarter. Please see "Unrealized Capital Appreciation Details" in the Appendix for more information.
(1) Square footage and total units/keys are based on information provided by the building owners, public records, broker reports and other third-party sources and are based on the primary usage of the building. No assurance can be made to the accuracy of these figures.

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13 APPENDIX

14Income StatementsAppendixNote: Figures in thousands except for per share amounts. 2022202120222021Revenues:Interest income from sales-t yp e leases$48,247 $27,126 $91,278 $53,100 O p eratin g lease income16,452 16,964 33,418 34,374 Other income185 123 551 246 Total revenues$64,884 $44,213 $125,247 $87,720 Costs and expenses:Interest ex p ense$30,266 $19,160 $55,586 $36,327 Real estate ex p ense699 722 1,407 1,319 De p reciation and amortization2,406 2,385 4,808 4,770 General and administrative10,458 8,074 19,651 14,729 Other ex p ense596 21 705 391 Total costs and expenses$44,425 $30,362 $82,157 $57,536 Income from operations before other items$20,459 $13,851 $43,090 $30,184 Loss on earl y extin g uishment of debt---(216)Earnin g s from e q uit y method investments2,252 929 4,528 1,768 Net income$22,711 $14,780 $47,618 $31,736 Net income attributable to noncontrollin g interests(33)(48)(67)(96)Net income attributable to Safehold Inc. common shareholders $22,678 $14,732 $47,551 $31,640 Weighted avg. share count (basic)62,011 53,309 60,077 53,271 Weighted avg. share count (diluted)62,011 53,321 60,077 53,283 Earnings per share (basic & diluted)$0.37 $0.28 $0.79 $0.59 For the three months ended June 30,For the six months ended June 30,

Appendix

Balance Sheets

	June 30, 2022	December 31, 2021
Assets:		
Net investment in sales-type leases	$2,911,681	$2,412,716
Ground Lease receivables	1,235,744	796,252
Real estate:		
Real estate, at cost	740,971	740,971
Less: accumulated depreciation	(31,357)	(28,343)
Real estate, net	709,614	712,628
Real estate-related intangible assets, net	223,304	224,182
Total real estate, net and real estate-related intangible assets, net	932,918	936,810
Equity investments in Ground Leases	176,854	173,374
Cash and cash equivalents	25,002	29,619
Restricted cash	86,623	8,897
Deferred operating lease income receivable	133,123	117,311
Deferred expenses and other assets, net	40,588	40,747
Total assets	**$5,542,533**	**$4,515,726**
Liabilities:		
Accounts payable, accrued expenses, and other liabilities	$147,775	$67,592
Real estate-related intangible liabilities, net	65,010	65,429
Debt obligations, net	3,273,419	2,697,503
Total liabilities	**$3,486,204**	**$2,830,524**
Redeemable noncontrolling interests	$19,000	-
Equity:		
Safehold Inc. shareholders' equity:		
Common stock	$621	$566
Additional paid-in capital	1,975,933	1,663,324
Retained earnings	85,405	59,368
Accumulated other comprehensive loss	(27,950)	(40,980)
Total Safehold Inc. shareholders' equity	**$2,034,009**	**$1,682,278**
Noncontrolling interests	$3,320	$2,924
Total equity	**$2,037,329**	**$1,685,202**
Total liabilities, redeemable noncontrolling interests and equity	**$5,542,533**	**$4,515,726**

Note: Figures in thousands.

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16Portfolio ReconciliationAppendixNote: Figures in millions. Figures in the reconciliation table may not foot due to rounding. IPO(6/22/17) 6/30/186/30/196/30/206/30/216/30/22Net investment in Sales-Type Leases- - $160$1,045$1,432$2,912Ground Lease receivables- - - $477$680$1,236Pro-rata interest in Ground Leases held as equity method investments- - - $343$438$443Real estate, net (Operating Leases)$265$477$663$688$727$710Add: Accumulated depreciation1 7 13 19 25 31 Add: Lease intangible assets, net123 198 235 241 240 223 Add: Accumulated amortization1 6 12 19 26 33 Add: Other assets- - 25 24 23 22 Less: Lease intangible liabilities, net(51) (58) (58) (57) (66) (65) Less: Noncontrolling interest- (2) (2) (2) (2) (2) Gross Book Value$339$629$1,050$2,798$3,524$5,542Add: Forward Commitments- 34 83 72 105 316 Aggregate Gross Book Value$339$663$1,133$2,870$3,629$5,858Less: Accruals to net investment in leases and ground lease receivables- - (1) (24) (64) (137) Less: Future acquisition commitment- - - - (83) - Aggregate Cost Basis$339$663$1,132$2,846$3,483$5,722Less: Forward Commitments- (34) (83) (72) (23) (316) Cost Basis$339$629$1,049$2,774$3,460$5,405

17Unrealized Capital Appreciation DetailsAppendixRefer to the Glossary in the Appendix for a definition of Owned Residual Portfolio, Unrealized Capital Appreciation (“UCA”), and“Combined Property Value” (“CPV”). SAFE relies in part on CBRE’s appraisals of the CPV of our portfolio in calculating UCA. SAFE may utilize management’s estimate of CPV for ground lease investments recently acquired that CBRE has not yet appraised. For unfunded commitments on construction deals, CPV represents the cost to build inclusive of the ground lease. For a Ground Lease in our portfolio, CBREestimates its CPV by determining a hypothetical value of the as-improved subject property as of the date of the report, based on an assumed ownership structure different from the actual ownership structure. At our request, CBRE’s analysis does not take into account the in-place Ground Lease or other contractual obligations and is based on the hypothetical condition that the property is leased at market rent at stabilized levels, where applicable, as of the valuation date, without consideration of any costs to achieve stabilization through lease up and associated costs. In determining the CPV of each property, CBRE has utilized the sales comparison approach, based on sales of comparable properties, adjusted for differences, and the income capitalization approach, based on the subject property’s income-producing capabilities. The assumptions applied to determine values for these purposes vary by property type and are selected for use based on a number of factors, including information supplied by our tenants, market data and other factors. We currently intend that the CPV associated with each Ground Lease in our portfolio will be valued approximately every 12 calendar months and no less frequently than every 24 months.The calculation of the estimated UCA in our Owned Residual Portfolio is subject to a number of limitations and qualifications. We do not typically receive full financial statements prepared in accordance with U.S. GAAP for the commercial properties being operated on the landsubject to our Ground Leases. In some cases, we are prohibited by confidentiality provisions in our Ground Leases from disclosing information that we receive from our tenants to CBRE. Additionally, we do not independently investigate or verify the information supplied by our tenants, but rather assume the accuracy and completeness of such information and the appropriateness of the accounting methodology or principles, assumptions, estimates and judgments made by our tenants in providing the information to us. Our calculation of UCA in our Owned Residual Portfolio is not subject to U.S. GAAP and will not be subject to independent audit. We conduct rolling property valuations; therefore, our estimated UCA and CPV may not reflect current market conditions and may decline materially in the future. There can be no assurance that we will realize any incremental value from the UCA in our Owned Residual Portfolio or that the market price of our common stock will reflect any value attributable thereto. We will generally not be able to realize value from UCA through near term transactions, as properties are leased to tenants pursuant to long-term leases. For more information on UCA, including additional limitations and qualifications, please refer to our Current Report on Form 8-K filed with the SEC on August 3, 2022 and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as updated from time to time in our subsequent periodic reports, filed with the SEC.We formed a subsidiary called Caret Ventures LLC that is structured to track and capture UCA to the extent UCA is realized upon expiration of our Ground Leases, sale of our land and Ground Leases or certain other specified events. Under a shareholder-approved plan, management was granted up to 15% of Caret units, some of which remains subject to time-based vesting. See our 2021 proxy statement for additional information on the long-term incentive plan.We announced on February 15, 2022 that we sold 108,571 Caret units and received a commitment for the sale of 28,571 Caret units for an aggregate $24.0 million. Those 137,142 Caret units equal 1.37% of the authorized Caret units in Caret Ventures LLC, implying a total Caret unit valuation of $1.75 billion. As part of the sale, we are obligated to seek to provide a public market listing for the Caret units, or securities into which they may be exchanged, within two years. If we are unable to provide public market liquidity within the two years at a value in excess of the new investors’ basis, the investors have the right to cause us to redeem their Caret units at their original purchase price.

Appendix

Glossary

Aggregate Cost Basis	Represents Cost Basis plus unfunded commitments. For unfunded commitments, it represents the aggregate future amount to be paid under the commitments.
Aggregate Gross Book Value	Represents the Current Portfolio plus unfunded commitments. For unfunded commitments, it represents the aggregate future amount to be paid under the commitments.
Annualized Cash Yield	Calculated as the annualized base Cash Rent plus Percentage Rent divided by Cost Basis.
Annualized Yield	Calculated as the annualized base Net Rent plus Percentage Rent divided by GBV.
Cash Interest Rate	The current cash interest rate of debt.
Cash Rent	Represents base ground lease income recognized excluding straight-line rent, amortization of lease intangibles, and non-cash income from sales-type leases.
Combined Property Value (CPV)	The current combined value of the land, buildings and improvements relating to a commercial property, as if there was no ground lease on the land at the property. CPV is generally based on independent appraisals; however, the Company will use actual sales prices/management estimates for recently acquired and originated ground leases for which appraisals are not yet available. In relation to unfunded commitments, CPV represents the total cost associated with the acquisition, development, and construction of the project.
Cost Basis	Represents the historical purchase price of an asset, including capitalized acquisition costs.
Current Portfolio	Represents the portfolio of assets owned at the date indicated, measured using Gross Book Value. Does not include unfunded commitments.
Effective Interest Rate	Represents the all-in stated interest rate over the term of debt based on the contractual future payments owed excluding the effect of debt premium, discount and deferred financing costs.
GAAP Rent	Current period revenue from operating and sales-type leases recognized under GAAP.
Gross Book Value (GBV)	Represents Cost Basis plus accrued interest on sales-type leases.
Ground Lease-to-Value (GLTV)	Calculated as the Aggregate GBV divided by CPV. Safehold uses this metric to assess risk and our seniority level in a real estate capital structure. Similar to the concept of the LTV metric used in the loan market.
Ground Lease Plus Commitment (GL+)	Safehold's commitment or option to purchase ground leases from iStar or a third-party contingent on certain development and timing criteria.
Inflation Adjusted Yield	Computed similarly to effective yield on a bond, the Inflation Adjusted Yield is calculated using cash flows for the duration of the lease and a residual value equal to our cost of the land. The cash flows incorporate contractual fixed escalators and the impact of an assumed inflation scenario on variable rate escalators such as (i) CPI adjustments and CPI lookbacks, (ii) percentage of revenues the building generates and/or (iii) periodic fair market valuations of the land. For CPI adjustments and CPI lookbacks, this metric uses the assumed inflation scenario for the duration of the leases. For ground leases that have other forms of inflation capture including fair market value resets and percentage rent based on building revenue, this metric assumes fair market value and building revenue increase by the assumed inflation scenario annually.
Net Rent	GAAP Rent less depreciation & amortization. This includes the amortization of a right of use asset recorded as real estate expense (totals $1.0m annualized). Includes our proportionate share of GAAP rent and amortization from our equity method investment.
Owned Residual Portfolio	Represents the portfolio of properties under which Safehold owns a ground lease and reflects Safehold's right to the land, property and tenant improvements at the end of the lease. The current value of the Owned Residual Portfolio is typically represented by the Combined Property Value or CPV of our portfolio.
Percentage Rent	Represents TTM cash percentage rent paid by the property.
Property NOI	Represents the net operating income (NOI) of the building/Safehold's ground lease tenant prior to paying ground lease rent.
Rent Coverage	The ratio of Property NOI as provided by the building owner or estimated Property NOI to the annualized Cash Rent due to Safehold. The Company adjusts Property NOI for material non-recurring items and uses estimates of the stabilized Property NOI if it does not receive current tenant information and for properties under construction or transition, in each case based on leasing activity at the property and available market information, including leasing activity at comparable properties in the relevant market.
Safehold™/Safehold™ Ground Lease	A ground lease originated and structured by Safehold.
Unrealized Capital Appreciation (UCA)	Calculated as the difference between CPV and the portfolio's Aggregate Cost Basis. The Company tracks UCA because we believe it provides relevant information with regard to the three key investment characteristics of our ground leases: (1) the safety of our position in a tenant's capital structure; (2) the quality of the long-term cash flows generated by our portfolio rent that increases over time; and (3) increases and decreases in CPV of the portfolio that will ultimately revert to us.

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